SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2004

BioMed Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 195
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On August 24, 2004, BioMed Realty Trust, Inc., a Maryland corporation (the “Company”), through its operating partnership subsidiary, BioMed Realty, L.P. (the “Operating Partnership”), completed the acquisition of the Elliott Avenue property, located near Seattle, Washington, from Elliott Park LLC. The Operating Partnership acquired the property through its wholly owned subsidiary, BMR-201 Elliott Avenue LLC. The purchase price, which was determined through negotiations between the Operating Partnership and Elliott Park LLC, was $53.4 million and consists of a cash purchase price of approximately $36.3 million and the assumption of $17.1 million of debt. The Operating Partnership funded the purchase price with the proceeds of the Company’s initial public offering. The property consists of 134,989 rentable square feet of laboratory and office space and is fully leased to two tenants.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements that are required to be filed pursuant to this item will be filed by amendment not later than 71 days following the due date of this report.

(b)	Pro Forma Financial Information.

The pro forma financial information that is required to be filed pursuant to this item will be filed by amendment not later than 71 days following the due date of this report.

(c)	Exhibits.

Exhibit
Number	Description of Exhibit
2.1*	Agreement of Purchase and Sale between Elliott Park LLC and BMR-201 Elliott Avenue LLC dated as of June 3, 2004.

*	Incorporated by reference to the Company’s Registration Statement on Form S-11, as amended, filed with the Securities and Exchange Commission on May 5, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2004	BIOMED REALTY TRUST, INC.

By: /s/ JOHN F. WILSON, II

Name: John F. Wilson, II Title: Chief Financial Officer